CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM To the Board of Directors and Stockholders of Apyx Medical Corporation Clearwater, Florida We hereby consent to the incorporation by reference in Registration Statement Numbers 333-195624, 333- 207206 and 333-222657 on Form S-8 of Apyx Medical Corporation (formerly Bovie Medical Corporation), of our report dated March 13, 2019 on the consolidated financial statements of Apyx Medical Corporation, as of December 31, 2018 and for the years ended December 31, 2018 and 2017, appearing in this Annual Report on Form 10-K. /s/ Frazier & Deeter, LLC March 31, 2020 Tampa, Florida